UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2011

SINOCOKING COAL AND COKE
CHEMICAL INDUSTRIES, INC.
(Exact name of Registrant as specified in charter)

Florida	001-15931	59-3404233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Kuanggong Road and Tiyu Road 10th Floor,
Chengshi Xin Yong She, Tiyu Road, Xinhua District,
Pingdingshan, Henan Province, China 467000
 (Address of principal executive offices)

+86-3752882999
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Effective May 31, 2011, Mr. Liuchang Yang and Mr. Jin Yao resigned from all positions held by them with the registrant and its subsidiaries and related companies, including as members of the registrant’s board of directors (the “Board”). At the time of his resignation, Mr. Yang also served as a vice president and secretary of the registrant, as well as a director and vice chairman of Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd., which the registrant controls through contractual arrangements. At the time of his resignation, Mr. Yao was also a member of the Board’s audit, compensation and nominating committees.

There were no disagreements between the registrant and Mr. Yang or Mr. Yao on any matter relating to the registrant’s operations, policies or practices, which resulted in their resignations.  A copy of Mr. Yang and Mr. Yao’s resignation letters is included with this 8-K as Exhibits 99.1 and 99.2.

In light of Mr. Yao’s resignation, the Board appointed Mr. Hui Huang to the audit committee, and Mr. Haoyi Zhang to the compensation and nominating committees, effective May 31, 2011. Both Mr. Huang and Mr. Zhang are independent directors. The compensation committee elected Mr. Yushan Jiang on May 31, 2011as its chairman to replace Mr. Yao.

Item 9.01	Financial Statement and Exhibits.

(d)	EXHIBITS

Exhibit Number	Description

99.1	Resignation Letter of Mr. Liuchang Yang, dated as of May 31, 2011
99.2	Resignation Letter of Mr. Jin Yao, dated as of May 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC.

Dated: June 3, 2011	By:	/s/ Jianhua Lv
Jianhua Lv
Chief Executive Officer